UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   December 1, 2004


                     ADVANCED BATTERY TECHNOLOGIES, INC.
           -------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


         Delaware                0-13337                 22-2497491
   -------------------------------------------------------------------------
   (State of Incorporation)   (Commission File         (IRS Employer
                               Number)                  Identification No.)


            425 Washington Blvd. Suite 2205, Jersey City, NJ 07310
            ------------------------------------------------------
                  (Address of Principal Executive Offices)


                           (212) 232-1021 x. 221
                       -----------------------------
                       Registrant's Telephone Number

              100 Wall Street, 15th Floor, New York, NY 10005
              -----------------------------------------------
               (Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03 Creation of a Direct Financial Obligation

     On December 1, 2004 the Registrant's subsidiary, HeilongJiang ZhongQiang Power Tech Co, Ltd., entered into a Loan Agreement with China Commercial Bank. The loan of 20 million RMB ($2.4 Million) was funded on that same date. The loan agreement provides for a balloon payment of principal in December 2006. Interest at a rate of 6.72% will be payable monthly. The obligation is secured by a pledge of certain assets of HeilongJiang ZhongQiang Power Tech Co, Ltd.


                                  EXHIBITS

10.  Loan Agreement with China Commercial Bank - to be filed by amendment.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ADVANCED BATTERY TECHNOLOGIES, INC.


Dated: December 10, 2004                By:/s/ Zhiguo Fu
                                        -----------------------------------
                                        Zhiguo Fu
                                        Chief Executive Officer